EXCHANGE AGREEMENT

      This EXCHANGE AGREEMENT, dated as of February 14, 2006 (the "Agreement") by and between AZUR HOLDINGS, INC., a Delaware corporation ("AHI"), and AZUR INTERNATIONAL, INC., a Nevada corporation ("AII").

      WHEREAS, AII owns (a) 2,000 shares of common stock (the "GSLI Stock") of The Grand Shell Landing, Inc., a Mississippi corporation ("GSLI"), constituting all of the issued and outstanding capital stock of GSLI, and (b) 7,500 shares of common stock (the "ASLR Stock") of Azur Shell Landing Resort, Inc., a Mississippi corporation ("ASLR"), constituting 75% of the issued and outstanding common stock of ASLR, there being no shares of any other class or series of capital stock of ASLR outstanding;

      WHEREAS, AII believes it is in its best interest to exchange all of the GSLI Stock and ASLR Stock owned by AII for newly issued shares of Common Stock, par value $.0001 per share, of AHI ("AHI Shares") and AHI's assumption of certain indebtedness of AII set forth on Exhibit A attached hereto (the "AII Debt"), and AHI believes it is in its best interests to acquire the GSLI Stock and ASLR Stock and assume the AHI Debt in exchange for AHI Shares, upon the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, it the intention of the parties that said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "Securities Act").

      NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       EXCHANGE OF SHARES FOR COMMON STOCK

      Section 1.1 Agreement to Exchange. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, AII shall sell, assign, transfer, convey and deliver the GSLI Stock and the ASLR Stock, to AHI, and AHI shall accept the GSLI Stock and ASLR Stock and assume the AII Debt from AII in exchange for the issuance to AII of 25,236,773 AHI Shares.

      Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, (a) AHI shall have authorized (i) 300,000,000 shares of Common Stock, par value $.0001 per share, of which 100,120 shares shall be issued and outstanding (not including the AHI Shares to be issued to AII), all of which are duly authorized, validly issued and fully paid; and (ii) 5,000,000 shares of Preferred Stock, $.001 par value, of which no shares are issued or outstanding; (b) GSLI shall have authorized 2,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding; and (c) ASLR shall have authorized 100,000 shares of Common Stock, no par value, of which 10,000 shares are issued and outstanding.

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      Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. E.D.T. on the first business day after the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022. At the Closing, AII shall deliver to AHI the stock certificates representing 100% of the GSLI Stock and 75% of the ASLR Stock, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the GSLI Stock and the ASLR Stock, AHI shall (a) issue and deliver to AII a certificate for 25,236,773 AHI Shares, which together with the other 50,336 AHI Shares held by AII represents approximately 99.8% of the outstanding shares of capital stock of AHI giving effect to such issuance and (b) execute and deliver to AII a debt assumption agreement in the form of Exhibit B attached hereto..

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF AHI

      AHI hereby represents, warrants and agrees as follows:

      Section 2.1 Corporate Organization

            a. AHI is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by AHI or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of AHI (an "AHI Material Adverse Effect");

            b. Copies of the Certificate of Incorporation and By-laws of AHI, with all amendments thereto to the date hereof, have been furnished to AII, and such copies are accurate and complete as of the date hereof. The minute books of AHI are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of AHI from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of AHI.

      Section 2.2 Capitalization of AHI. The authorized capital stock of AHI consists of (a) 300,000,000 shares of Common Stock, par value $.0001 per share, of which 100,120 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid; and (b) 5,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued or outstanding. All of the AHI Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. As of the date of this Agreement there are and as of the Closing Date, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of AHI.

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      Section 2.3 Subsidiaries and Equity Investments. AHI has no subsidiaries or equity interest in any corporation, partnership or joint venture.

      Section 2.4 Authorization and Validity of Agreements. AHI has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AHI and the consummation by AHI of the transactions contemplated hereby have been duly authorized by all necessary corporate action of AHI, and no other corporate proceedings on the part of AHI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

      Section 2.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by AHI does not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which AHI is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of AHI, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which AHI is bound.

      Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by AHI or the performance by AHI of its obligations hereunder.

      Section 2.7 Absence of Certain Changes or Events. Since June 1, 2005:

            a. AHI has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or condition, financial or otherwise of AHI. As of the date of this Agreement, AHI does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of AHI;

            b. Except for a reverse stock split effectuated in August 2005, there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of AHI or any redemption, purchase or other acquisition of any capital stock of AHI or any other of AHI's securities; and

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            c. there has not been an increase in the compensation payable or to become payable to any director or officer of AHI.

      Section 2.8 Investment Representation. (a) The GSLI Stock and the ASLR Stock will be acquired hereunder solely for the account of AHI, for investment, and not with a view to the resale thereof.

      Section 2.9 Brokers' Fees. AHI does not have any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      Section 2.10 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of AHI in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

      Section 2.11 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by AHI at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AII

      AII represents, warrants and agrees as follows:

      Section 3.1 Corporate Organization.

            a. AII is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by AII or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of AII (an "AII Material Adverse Effect").

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            b. Copies of the Certificate of Incorporation and By-laws of AII, with all amendments thereto to the date hereof, have been furnished to AHI, and such copies are accurate and complete as of the date hereof. The minute books of AII are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of AII, and committees of the Board of Directors of AII from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of AII.

      Section 3.2 Capitalization of GSLI and ASLR; Title to the GSLI Stock and ASLR Stock. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, (a) GSLI shall have authorized 2,000 shares of Common Stock, par value $.01 per share, of which 2,000 shares will be issued and outstanding and (b) ASLR shall have authorized 100,000 shares of Common Stock, no par value, of which 10,000 shares will be issued and outstanding. The GSLI Stock are the sole outstanding shares of capital stock of GSLI, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of GSLI. The 7,500 shares of ASLR Stock being assigned to AHI pursuant to this Agreement constitute 75% of the issued and outstanding shares of capital stock of ASLR. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of ASLR.AII has good and marketable title to all of the shares of the GSLI Stock and ASLR Stock being assigned to AII pursuant to this Agreement, free of all liens and encumbrances.

      Section 3.3 Authorization and Validity of Agreements. AII has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AII and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of AII are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

      Section 3.4 No Conflict or Violation. The execution, delivery and performance of this Agreement by AII does not and will not violate or conflict with any provision of the constituent documents of AII, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which AII is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of AII, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which AII is bound.

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      Section 3.5 Investment Representation. (a) The AHI Shares will be acquired hereunder solely for the account of AII, for investment, and not with a view to the resale thereof.

      Section 3.6 Brokers' Fees. AII does not have any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      Section 3.7 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of AII in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

      Section 3.8 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by AII at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

                                   ARTICLE IV

                                    COVENANTS

      Section 4.1 Certain Changes and Conduct of Business.

            a. From and after the date of this Agreement and until the Closing Date, AHI shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of AHI, and without the prior written consent of AII will not, except as required or permitted pursuant to the terms hereof:

                  i. make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

                  ii. make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  iii. A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

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                  B. issue any securities convertible or exchangeable for debt or equity securities of AHI;

                  iv. make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

                  v. subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an AHI Material Adverse Effect;

                  vi. acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

                  vii. enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

                  viii. make or commit to make any material capital expenditures;

                  ix. pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

                  x. guarantee any indebtedness for borrowed money or any other obligation of any other person;

                  xi. fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

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                  xii. take any other action that would cause any of the
representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

                  xiii. make any material loan, advance or capital contribution to or investment in any person;

                  xiv. make any material change in any method of accounting or accounting principle, method, estimate or practice;

                  xv. settle, release or forgive any claim or litigation or waive any right;

                  xvi. commit itself to do any of the foregoing.

            b. From and after the date of this Agreement, AII will and will cause each of GSLI and ASLR to:

                  i. continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

                  ii. file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                  iii continue to conduct its business in the ordinary course consistent with past practices;

                  iv. keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

                  v. continue to maintain existing business relationships with suppliers.

      Section 4.2 Access to Properties and Records. AII shall afford AHI's accountants, counsel and authorized representatives, and AHI shall afford to AII's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties' properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

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      Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

      Section 4.4 Consents and Approvals. The parties shall:

                  i. use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

                  ii. diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

      Section 4.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

      Section 4.6 Stock Issuance. From and after the date of this Agreement until the Closing Date, neither AHI shall not issue and AII shall cause each of GSLI and ASLR not to issue, any additional shares of its capital stock.

      Section 4.7 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both AII and AHI may enter into and conclude agreements and/or financing transactions as the same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by AHI with AII executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

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                                    ARTICLE V

                        CONDITIONS TO OBLIGATIONS OF AII

      The obligations of AII to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both AII in its sole discretion:

      Section 5.1 Representations and Warranties of AHI. All representations and warranties made by AHI in this Agreement shall be true and correct on and as of the Closing Date as if again made by AHI as of such date.

      Section 5.2 Agreements and Covenants. AHI shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

      Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of AHI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      Section 5.5 Assignment Agreements and Allocation Agreement. AHI shall have executed and delivered to AII assignment and assumption agreements in form and substance reasonably acceptable to AII with respect to those employees of, or consultants or vendors to AII, as to which the parties may agree. In addition, AHI shall have executed and delivered to AII an expense allocation agreement in the form of Exhibit C attached hereto (the "Allocation Agreement").

      Section 5.6 Other Closing Documents. AII shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of AHI or in furtherance of the transactions contemplated by this Agreement as AII or its counsel may reasonably request.

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                                   ARTICLE VI

                        CONDITIONS TO OBLIGATIONS OF AHI

      The obligations of AHI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by AHI in its sole discretion:

      Section 6.1 Representations and Warranties of AII. All representations and warranties made by AII in this Agreement shall be true and correct on and as of the Closing Date as if again made by AII on and as of such date.

      Section 6.2 Agreements and Covenants. AII shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

      Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of AHI, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      Section 6.5 Assignment Agreements and Allocation Agreement. AII shall have executed and delivered to AHI assignment and assumption agreements in form and substance reasonably acceptable to AHI with respect to those employees of, or consultants or vendors to AII, as to which the parties may agree. In addition, AII shall have executed and delivered to AHI Allocation Agreement.

      Section 6.6. Other Closing Documents. AHI shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of AII or in furtherance of the transactions contemplated by this Agreement as AHI or its counsel may reasonably request.

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            ARTICLE VII

            TERMINATION AND ABANDONMENT

      SECTION 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the
Closing:

            a. By the mutual written consent of AII and AHI;

            b. By AHI, upon a material breach of any representation, warranty, covenant or agreement on the part of AII set forth in this Agreement, or if any representation or warranty of AII shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (an "AII Breach"), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

            c. By AII, upon a material breach of any representation, warranty, covenant or agreement on the part of AHI set forth in this Agreement, or, if any representation or warranty of AHI shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (an "AHI Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach;

            d. By either AHI or AII, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either AII or AHI, if the Closing shall not have been consummated as a result of AHI or AII having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

            e. By either AII or AHI if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

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      Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by AII or AHI pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

                                  ARTICLE VIII

                             POST-CLOSING AGREEMENTS

      Section 8.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.11, 3.8 and 8.2. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

      Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

      Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

      Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

      Section 9.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

      If to AII, to:

      Azur International, Inc.
      101 NE 3rd Avenue
      Fort Lauderdale, Florida 33301
      Attn: Donald Goree

      If to AHI, to:

      Azur Holdings, Inc.
      101 NE 3rd Avenue
      Fort Lauderdale, Florida 33301
      Attn: Donald Winfrey

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

      Section 9.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

      Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

      Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      Section 9.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Florida located in County of Broward, and/or the United States District Court for the Southern District of Florida, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

      Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 9.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

      Section 9.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AZUR INTERNATIONAL, INC.

By: /s/ Donald Goree
    ----------------
        Donald Goree

Title: Chief Executive Officer

AZUR HOLDINGS, INC.

By: /s/ Donald Winfrey
    ------------------
        Donald Winfrey

Title:   President

                                    EXHIBIT A

  Indebtedness of Azur International, Inc. to be Assumed by Azur Holdings, Inc.

Name of Obligee

Efficient Management Trading Co.(Aaron Baer)                        $    700,000
Accrued Salaries Payable                                                 408,000
Consulting Fees (Newpoint Advisors)                                      275,000
Legal Fees (Guzov Ofsink)                                                146,561
                                                                    ------------
Omicron Master Trust and Certain other Lenders                           120,900
                                                                    ------------
  TOTAL                                                             $  1,650,461
                                                                    ------------

                                    EXHIBIT B

                          Form of Assumption Agreement

                    ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment and Assumption Agreement") effective as of the ____ day of _______________2006, between AZUR INTERNATIONAL INC., a Nevada corporation ("Assignor") and AZUR HOLDINGS, INC., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, on the date hereof Assignor entered into an Exchange Agreement (the "Exchange Agreement") with Assignee whereby pursuant to the Exchange Agreement Assignee is receiving 75% of outstanding common stock Azur Shell Landing Resort Inc., a Mississippi corporation, and 100% of the outstanding common stock of The Grand Shell Landing Inc., a Mississippi corporation.

      WHEREAS, Assignee, pursuant to the terms of the Exchange Agreement (in addition to those liabilities that Assignee has assumed by operation of law) agreed to assume certain expenses, notes payables, accounts payables and mortgages (collectively the "Assumed Liabilities"). The Assumed Liabilities are attached hereto as Exhibit "A".

      WHEREAS, Assignor desires to assign the Assumed Liabilities to Assignee, pursuant to the terms of this Assignment and Assumption Agreement and the Exchange Agreement.

      WHEREAS, Assignee desires to assume all of the Assumed Liabilities, and all obligations and responsibilities thereunder.

      NOW THEREFORE, for and in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

      1. The foregoing recitals are adopted and incorporated herein by reference.

      2. In consideration of the sum of TEN DOLLARS ($10.00), the execution of the Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the Assumed Liabilities and Assignee hereby assumes the Assumed Liabilities.

      3. Assignee hereby assumes and agrees to perform all covenants, agreements, and undertakings of Assignor arising after the date hereof regarding the Assumed Liabilities. Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from claims, demands, losses, actions or expenses, including reasonable attorneys' fees, arising from obligations of the Assignor regarding the Assumed Liabilities.

      4. This Assignment and Assumption Agreement and the Exhibit hereto embodies the entire agreement between the parties relative to the subject matter, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter, which are not expressly set forth herein.

      5. This Assignment and Assumption Agreement may only be amended by a written instrument executed by the party or parties to be bound thereby.

      6. In the event it becomes necessary for either party hereto to file suit to enforce this Assignment and Assumption Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys', paralegals', or expert witnesses' fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

      7. This Assignment and Assumption Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Assignment and Assumption Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement as of the day and year first above written.

                                            ASSIGNOR:

                                            AZUR INTERNATIONAL, INC.
                                            a Nevada corporation

                                            /s/ Donald Winfrey
                                            ------------------
                                            Donald Winfrey, President

                                            ASSIGNEE:

                                            AZUR HOLDINGS, INC.
                                            a Delaware corporation

                                            By: /s/ Donald Winfrey
                                                ------------------
                                                    Donald Winfrey, President

                                    EXHIBIT C

                          Form of Allocation Agreement

                          EXPENSE ALLOCATION AGREEMENT

      THIS EXPENSE ALLOCATION AGREEMENT (the "Agreement"), dated as of this 14thday of February, 2006, is made by and among Azur International, Inc., a Nevada corporation (the "AII"), AHIs, Inc., a Delaware corporation (the "AHI").

      WHEREAS, the shareholders of AII own 99.8% of the outstanding common stock of AHI;

      WHEREAS, AII and AHI (each a "Party" and together the "Parties") may provide certain management services and pay expenses that benefit the other Parties; and

      WHEREAS, it is the intent of the Parties that each Party hereto pay, or provide reimbursement, as appropriate, for the operating expenses, fees and costs which are allocable to such Party;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties agree as follows:

1. INDIVIDUAL EXPENSES. Each Party shall pay the expenses incurred in its operations and shall not be responsible for the payment of the expenses of any other Party.

2. SHARED EXPENSES. The Parties agree that in case of facilities and services that are. shared by the Parties hereto, including, without limitation, tax return preparation expenses, auditing, office facilities, data processing, accounting and other operating expenses, the Parties, with the exception of the allocations set forth on Exhibit "A", shall share the expenses equally for the initial three (3) months after this Agreement is executed The Parties agree to review in good faith the allocation on a monthly basis, or as requested by either Party, and reallocate the expenses amongst the Parties according to their utilization of facilities and services being shared by the Parties.

      Each Party hereto, as the case may be, shall reimburse any other Party quarterly for its share of the salaries, benefits and expenses of the other Party's officers and employees for services they rendered to the Party.

3. PARTY'S COST SHARING PAYMENT. Each Party shall reimburse the appropriate other Party for any expenses allocable to the reimbursing Party on or prior to end of each quarter basis. Any unpaid payments due pursuant to the terms of this Agreement after the date thereof shall bear interest from the applicable date at an appropriate arm's length interest rate. Whenever this Agreement calls for reimbursement from one Party to another Party, such reimbursement shall occur within five business days after the allocation or appropriate reimbursement is determined.

4.    CONFIDENTIAL INFORMATION

      4.1   Confidential Information

            The Parties acknowledge that the confidential information of the other Parties shall include, but not be limited to, quality standards; financial information; business plans; all materials including (without limitation) software documents, drawings, designs, documentation, contracts and other non-public information relating to their businesses.

      4.2   Parties Confidential Information

            Each of the Parties acknowledge that the confidential information of each other Party shall include, but not be limited to: financial information; and all materials including (without limitation) documents, drawings, software, designs, documentation, contracts, and other non-public information relating to each of the Party's business.

      4.3   Non-Disclosure

            Each Party agrees that it will not disclose to any third party or use any confidential information, know-how or trade secret of another Party, except as expressly permitted in this Agreement or by such Party in writing. Each Party shall develop and implement such procedures as may be reasonable and prudent to prevent the intentional or negligent disclosure to Third Parties of confidential information, know-how or trade secrets.

      4.4   Exclusions

            The provisions of this Agreement concerning confidentiality shall survive the expiration or termination of this Agreement, but in no event shall such provisions apply to any information that:

      i) prior to the transmittal thereof to another Party, was of general public knowledge;

      ii) becomes, subsequent to the time of transmittal to another Party, a matter of general public knowledge otherwise than as a consequence of a breach of any obligation under this Agreement by the Party to whom such information was disclosed;

      iii) is made public by the Party who owns the confidential information;

      iv) was in the possession of the Party to whom such information was disclosed in documented form prior to the time of disclosure thereof, and is held by the Party to whom such information was disclosed free of any obligation of confidence to any other Party or any third party; or is received in good faith from a third party having the legal right to disclose it, who, to the best knowledge of the Party to whom the information was disclosed, did not obtain the same from another Party and who imposed no obligation of secrecy on the Party to whom the information was disclosed with respect to such information.

5.    LIABILITY

      5.1   Indemnification

      Each Party shall indemnify, defend and hold the other Parties (other than such Party) and their respective shareholders, directors, officers, employees and agents and hold them harmless from all fines, suits, proceedings, losses, claims, demands or actions of any nature or kind whatsoever ("Claims"), directly or indirectly, arising out of or in any manner whatsoever associated or connected with:

      i) The failure of such Party to pay when due any levies, taxes or assessments that the Party may be required by applicable law to pay;

      ii) any unauthorised use by such Party of any Confidential Information ;

      iii) any consumer fraud, product liability, tort or breach of contract by the Party

      iv) against any and all liabilities, damages, costs, expenses and/or fees (including without limitation reasonable legal fees) wherever incurred by or in connection with any of the foregoing in the investigation or defence of any and all such Claims. The Parties agree to notify the other Parties promptly of any such Claim and to cooperate, at such Party's expense, in the defence of such Claims.

6.    RECORDS AND AUDIT

      6.1   Maintenance of Records

            Each Party shall keep, or cause to be kept, clear and accurate records with respect to the expenses incurred or planned to be incurred by or for the Party and to be shared pursuant to this Agreement. The Parties shall provide to each other upon request, in such form as may reasonably be requested, documentation with respect to the foregoing.

      6.2   Audit

            Each Party shall have the right at its own expense to examine and audit, during normal business hours, semi-annually (or at less frequent intervals), all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amounts payable to it by any other Party under this Agreement. Prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such examination or audit.

7.    TERMINATION

      7.1   Term

            The term of this Agreement will commence on the Effective Date and will continue for one (1) years, unless earlier terminated in accordance with this Clause 7.1. At the end of the 1-year term, the Agreement shall automatically be renewed for successive one year terms, unless one of the Parties objects to such renewal in which case the Agreement will terminate with respect to all Parties.

      7.2   Termination for Cause

            Any of the Parties may terminate this Agreement in the event of a breach by any of the other Parties of any material term or condition of this Agreement, including, without limitation: the Party's failure or the failure of any of its Affiliates to adequately maintain the trade secrets, know and confidential information of the any of the other Parties and failure to cure such breach within the amount of time specified by such Party. Any Party may immediately terminate this Agreement with respect to another Party if such Party breaches its obligation of confidentiality under Clause 4 to such other Party.

      7.3   By Mutual Agreement

            This Agreement may be terminated at any time by the mutual written agreement of the Parties.

      7.4   Certain Events

            In the event that a Party is the subject of bankruptcy or insolvency proceedings, or makes an assignment for the benefit of its creditors, or is placed in receivership, liquidation or examination, or if a substantial part of the assets of the Party (the "Non-Solvent Party"), or a controlling interest in the shares of the Non-Solvent Party, is appropriated, seized, transferred or required to be transferred to, or into the control of, a third party, the participation of that Son-Solvent Party in this Agreement may be terminated at the option of the other Party, unless such bankruptcy or insolvency proceedings, assigninent, etc., is vacated within thirty (30) days.

      7.5   Invalidity

            In the event of an enforceable judicial decision declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into by the Parties, this Agreement may, at the option of any Party, be terminated with respect to such Party, upon the giving of notice to the other Parties. Except as specifically provided in the preceding sentence, in the event that any term, clause, provision or condition of this Agreement shall be adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition of this Agreement and such invalid term, clause, provision or condition shall be interpreted so as reasonably to effect the intent of the Parties, if possible, and if not, such invalid term, clause, provision or condition shall be deemed to have been deleted from this Agreement.

      7.6   Payment upon Termination

            In the event of termination of this Agreement with respect to any Party, the Payments for the year of termination shall be determined and paid as of the date of termination, pursuant to the provisions of Clause
      7. Notwithstanding termination of this Agreement with respect to any or all of the Parties, the Parties shall cooperate and provide to each other all information necessary to determine the amount of the Payments.

      7.7   Survival upon Termination

            The provisions related to Confidentiality, relating to Liability, and relating to Records and Audit shall survive the expiration or termination of the participation of any Party in this Agreement as well as the expiration or termination of this Agreement as a whole for any reason whatsoever.

8.    FORCE MAJEURE

      8.1   Force Majeure

            If the performance of any part of this Agreement by any Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other Parties, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed.

9.    NOTICES

      9.1   Notices

            Any and all written notices or other written communications to be given by one of the Parties to any of the others shall be deemed sufficiently given when forwarded by first class airmail or by cable, telegram, facsimile, email, hand delivery or international courier service to the other Parties at the addresses of each Party as set out above and such notices shall be deemed to have been received two (2) business days after posting if forwarded by post, the following business day if forwarded by fax, email or hand, and one (1) day after delivery by a courier service. 9.2 Change of Address

            The aforementioned address of any Party may be changed at any time by giving notice to the other Parties in accordance with Clause 0.

10.   COMPLIANCE WITH LAWS

      10.1  Compliance by the Parties

            Each Party hereby represents and warrants that (i) it is in material compliance with and shall continue to comply in all material respects with all applicable local and national laws and regulations applicable to it; and (ii) this Agreement and all of its terms are in all material respects in conformance and in compliance with such laws.

11.   MISCELLANEOUS

      11.1  Assignment

            This Agreement shall be binding on and shall inure to the benefit of the Parties and their permitted successors and assigns.

      11.2  Waiver

            The failure of any Party to give notice to the other Parties of the breach or non-fulfillment of any term, clause, provision or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or nonfulfillment of any term, clause, provision or condition of this Agreement constitute a waiver of any other breach or non-flilfillment of that or any other term, clause, provision or condition of this Agreement.

      11.3  Amendment

            No change, modification, or amendment of this Agreement shall be valid or binding on the Parties unless such change, modification or amendment is in writing signed by the Party or Parties against whom such change, modification or amendment is sought to be enforced. Except as otherwise provided herein, this Agreement may not be altered or amended by any Party except by a written instrument properly signed and executed by an authorised representative of each of the Parties. If the Parties have agreed orally to a change, modification, or amendment, then the change, modification or amendment shall be set out in writing contemporaneously with or promptly following the oral agreement.

      11.4  Remedies Cumulative

            The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which the Party may be lawfully entitled.

      11.5  Further Assurances

            Each Party hereby covenants and agrees that it shall execute and deliver such deeds, assignments and other documents as may be required to implement any of the provisions of this Agreement.

      11.6  Number and Gender

            Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

      11.7  Captions

            Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

      11.8  Counterparts

            This Agreement may be executed in counterparts and, upon delivery of counterparts which together show the execution by all Parties hereto, shall constitute one agreement which shall inure to the benefit of and be binding upon the Parties hereto.

      11.9  Relationship of the Parties

            The Parties hereby acknowledge and agree that nothing herein contained shall be construed by any Party hereto or any third party as creating a relationship of principal and agent, partnership, or joint venture, and a Party shall have no power or right to obligate or bind the other Party in any manner whatsoever.

      11.10 Entire Agreement

            This Agreement and its exhibits, set forth the entire agreement and understanding between the Parties with respect to the sharing of the expenses superseding and replacing any and all prior agreements, communications and understandings (both written and oral) regarding such subject matter.

      11.11 Governing Law and Jurisdiction

            This Agreement shall be construed in accordance with and governed by the laws of Florida and is subject to the exclusive jurisdiction of the courts of Broward County, Florida.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into as of the date first written above.

AZUR HOLDINGS, INC.
a Delaware corporation

-------------------------
Donald Winfrey, President

AZUR INTERNATIONAL, INC.
a Nevada corporation

-------------------------
Donald Winfrey, President